Exhibit 5.01

[Letterhead of Fenwick & West LLP]

November 5, 2004

Adaptec, Inc.

691 South Milpitas Blvd.
Milpitas, California 95053

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Adaptec, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 9, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,000,000 shares of the Company’s Common Stock (the “Stock”) subject to the issuance of purchase rights granted or to be granted under the Company’s 1986 Employee Stock Purchase Plan.  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)                                  the Company’s Certificate of Incorporation, certified by the Delaware Secretary of State on July 23, 2004;

(2)                                  the Company’s Bylaws, represented to us by you to be true and complete that are dated as of July 23, 2004;

(3)                                  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)                                  the Prospectuses prepared in connection with the Registration Statement;

(5)                                  the registration statements on Form S-8 (File Nos. 33-43591 and 333-66151) filed by the Company with the Commission, together with the exhibits filed as a part thereof or incorporated therein by reference

(6)                                  resolutions adopted by your Board of Directors at a meeting held on on June 11, 2003 contained in the minute books of your Board of Directors of the Company, which is in our possession;

(7)                                  minutes from the Company’s 2003 Annual Meeting of Stockholders held on August 21, 2003 contained in the minute books of your stockholders that are in our possession;

(8)                                  the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and the number of shares reserved for issuance in connection with the Stock Plan and any other rights to purchase capital stock), and a list of option and warrant holders respecting the Company’s capital and of any other rights to purchase capital stock that was prepared by the Company and dated as of November 5, 2004 verifying the number of such issued and outstanding securities.

(9)                                  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisities to the effectiveness thereof .  We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by your authorized officers or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California, and with respect to the validity of corporate action and the requirements for the issuance of stock, the State of Delaware.

Based upon the foregoing, it is our opinion that the 5,000,000 shares of Stock that may be issued and sold by the Company pursuant to the issuance of purchase rights granted or to be granted under the Plan, when issued, sold and delivered in accordance with the applicable plan and subscription agreement to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP
Fenwick & West LLP